Exhibit 10.2

FIRST AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is made and entered into as of May 19, 2026 by and among Cenntro Inc., a Nevada corporation (the “Company”), and each of the purchasers (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”, and together with the Company, the “Parties”) identified on the signature pages to that certain Securities Purchase Agreement, dated as of May 12, 2026 (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

RECITALS:

A. WHEREAS, the Company and the Purchasers entered into the Purchase Agreement, which sets forth the Parties’ rights and obligations with respect to the transactions contemplated thereby;

B. WHEREAS, in due consideration of the promises that the Parties have made to each other in the Purchase Agreement and therewith, the Parties desire to amend the Purchase Agreement in the manner set forth herein;

C. WHEREAS, Section 11 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument signed by the parties against whom enforcement of any such amendment is sought

D. WHEREAS, the subject to the terms and conditions set forth in this Amendment, the Purchasers and the Company desires to amended the Purchase Agreement; and

E. WHEREAS, the Parties intend that this Amendment shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
AMENDMENTS

1.1 Section 1.3 of the Purchase Agreement is hereby amended and restated in its entirety, and replaced with the following:

“1.3. Delivery of the Shares and Purchase Price.

(a) Upon the execution of this Agreement, each Purchaser shall deposit the Purchase Price payable by such Purchaser into (i) the bank account, (ii) the escrow account maintained by [•] (the “Escrow Agent”) pursuant to the escrow agreement to be entered into on or prior to the Closing Date (the “Escrow Agreement”), by and among the Company, the Purchasers and the Escrow Agent, pursuant to which the Purchasers shall deposit Purchase Price with the Escrow Agent to be applied to the transactions contemplated hereunder, or (iii) other designated account of the Company, including a digital asset wallet address designated in writing by the Company that is capable of receiving USDC (the “Designated Wallet”), via wire transfer in cash or Non-Cash Amount acceptable by the Company.

(b) Subject to the terms and conditions of this Agreement, at the Closing, the Company shall deliver, or cause to be delivered, to each Purchaser: a share certificate or book entry statement for such number of Shares purchased by such Purchaser and (B) any other documents required to be delivered pursuant to this Agreement.

1.2 Section 1.4 of the Purchase Agreement is hereby amended and restated in its entirety, and replaced with the following:

1.4. Subscription in stablecoins.

(a) If Purchaser is paying all or part of the Purchase Price in stablecoins (including US Dollar Coin ("USDC"): Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company (i) such Purchaser has all rights, title and interest in and to the USDC, as applicable, to be contributed by it to the Company pursuant to this Agreement, (ii) such USDC is held in a digital wallet held or operated by or on behalf of the Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Purchaser Digital Wallet”) and neither such USDC, nor such Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Purchaser has taken commercially reasonable steps to protect its Purchaser Digital Wallet and such  USDC, and (iv) Purchaser has the exclusive ability to control such Purchaser Digital Wallet, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

(b) If the Purchaser elects to pay all or a portion of the Purchase Price in USDC, such USDC shall be valued at U.S. $1.00 per $1.00 USDC for all purposes of this Agreement. In respect of each Purchaser, the portion of the Purchase Price to be paid in USDC shall be referred to as the “Non-Cash Amount”.

(c) In the event that the Closing does not occur, upon the request of one or more Purchasers, the Company shall promptly (but not later than two (2) Business Days thereafter) return the previously wired or transferred Purchase Price to such respective Purchaser by wire transfer of United States dollars in immediately available funds, and/or USDC, in each case, in the same form of consideration received as the  Purchase Price from such Purchaser (cash and/or USDC), or in accordance with the terms of the Escrow Agreement, to the account or digital wallet specified by such Purchaser, and any certificates or book entries for the Shares contemplated to be issued to such Purchaser shall be deemed cancelled.”

1.3 Clause (b) of Section 4.2 of the Purchase Agreement is hereby amended and restated in its entirety, and replaced with the following:

“(b)  The Purchasers shall have duly complied with and performed all covenants and agreements of the Purchasers herein which are required to be complied with and performed at or before the Closing, including, without limitation, (i) the applicable portion of the payment therefor required to be released to the Company shall be made by the Escrow Agent by wire transfer to the Company in accordance with the terms of the Escrow Agreement), and (ii) if the Purchase Price is to be paid in USDC, such Purchase Price by transfer of the Non-Cash Amount to the Designated Wallet (with the applicable digital asset(s) and amount(s) specified in writing by such Purchaser).”

ARTICLE II
MISCELLANEOUS

2.1 No other Amendments. Except as expressly amended hereby, the terms and conditions of the Purchase Agreement shall continue in full force and effect.

2.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

2.3 Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

2.4. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Cenntro Inc.

By:
	Name:	Peter Z. Wang
	Title:	Chief Executive Officer

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has executed and delivered this Securities Purchase Agreement as of the date set forth below.
Name of Purchaser :

Authorized Signature :

Name of Signatory (if the purchaser is an entity):

Title of Signatory (if the purchaser is an entity):

Dated: [•], 2026